UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2011

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 12, 2011, Ronald G. Garriques, age 47, was appointed to the Board of Directors of Arbitron Inc. (the "Company") to serve until the next annual meeting of stockholders of the Company, or until his earlier death, resignation or removal. Additional information about Mr. Garriques is included in the Company’s press release issued on July 13, 2011, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Garriques will participate in the Company’s previously disclosed Non-Employee Director Incentive Program. In connection with joining the Company’s Board of Directors, on July 12, 2011, Mr. Garriques received a one-time grant of 4,500 deferred stock units, which deferred stock units will vest in three equal installments of 1,500 deferred stock units over a three-year period and will be payable no sooner than six months following Mr. Garriques’ termination of service as a director of the Company. The award is in the form of the Company’s standard Form of 2008 Equity Compensation Plan Director Deferred Stock Unit Agreement - Initial Grant under the Arbitron Inc. 2008 Equity Compensation Plan, filed as Exhibit 10.24 to the Company’s Form 10-K for the fiscal year ended December 31, 2010, filed on February 24, 2011.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Arbitron Inc. dated July 13, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

July 13, 2011	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy & Chief Legal Officer & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated July 13, 2011